UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2013

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Shareholders of the Company was held on May 3, 2013. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.
Proposal 1
The shareholders elected the following eight Company nominees for director to serve a one-year term until the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
John F. Cassidy	139,768,715	10,967,581	3,167,937	24,791,258
Phillip R. Cox	139,656,246	11,149,245	3,098,742	24,791,258
Jakki L. Haussler	141,263,109	9,447,764	3,193,360	24,791,258
Craig F. Maier	141,330,894	9,417,698	3,155,641	24,791,258
Alan R. Schriber	141,433,502	9,357,782	3,112,949	24,791,258
Theodore H. Torbeck	140,796,933	9,953,887	3,153,413	24,791,258
Lynn A. Wentworth	141,408,437	9,333,593	3,162,203	24,791,258
John M. Zrno	140,752,736	9,996,052	3,155,445	24,791,258
Proposal 2
The shareholders voted as follows to approve, by non-binding vote, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
129,461,653	15,865,894	8,576,686	24,791,258
Proposal 3
The shareholders ratified the Audit and Finance Committee's appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The voting results were as follows:

For	Against	Abstain
173,723,391	1,774,307	3,197,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	May 9, 2013	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

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